Registration No. 33-_____            As filed with the Securities and Exchange
                                     Commission on June 24, 1997

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------


                              Peoples Bancorp, Inc.
             (Exact Name of Registrant as Specified in its Charter)

         Federal                                    To be applied for
 (State of Incorporation)                   (IRS Employer Identification No.)

                            134 Franklin Corner Road
                      Lawrenceville, New Jersey 08648-0950
                    (Address of Principal Executive Offices)

                           ---------------------------

                            Trenton Savings Bank FSB
                           and Peoples Bancorp, M.H.C.
                             1996 Stock Option Plan
                            (Full Title of the Plans)


                                   Copies to:

        Wendell T. Breithaupt                    Kenneth R. Lehman, Esquire
President and Chief Executive Officer             Edward A. Quint, Esquire
        Peoples Bancorp, Inc.               Luse Lehman Gorman Pomerenk & Schick
      134 Franklin Corner Road                   A Professional Corporation
Lawrenceville, New Jersey 08648-0950           5335 Wisconsin Ave., N.W., #400
           (609) 844-3106                          Washington, D.C.  20015
                                                       (202) 274-2000
    (Name, Address and Telephone
     Number of Agent for Service)

                           ---------------------------


         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

                           ---------------------------

         Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement also relates to the Form S-4 Registration Statement of Peoples Bancorp, Inc. (Registration No. 333-23029), originally filed with the Securities and Exchange Commission on March 10, 1997, as amended on April 17, 1997.

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
       Title of                                         Proposed                 Proposed
      Securities                 Amount                  Maximum                  Maximum                Amount of
         to be                    to be              Offering Price              Aggregate             Registration
      Registered             Registered (1)             Per Share             Offering Price              Fee (5)
-------------------------------------------------------------------------------------------------------------------
Options to Purchase
Common Stock

Common Stock, par
value $.10 per share     234,000 shares (2)            $13.50(3)                $3,159,000               $  958

Common Stock, par
value $.10 per share      77,650 shares (4)            $19.50(3)                $1,514,175               $  459



        Total:           311,650 shares                                         $4,673,175               $1,417
                         ==============                                          =========                ======

--------------
(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Trenton Savings Bank FSB and Peoples Bancorp, M.H.C. 1996 Stock Option Plan (the "1996 Stock Option Plan") as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of Peoples Bancorp, Inc. pursuant to 17 C.F.R. ss. 230.416(a).
(2) Represents the number of shares currently reserved for issuance underlying options which have already been granted pursuant to the 1996 Stock Option Plan.
(3)  Determined by the exercise price of the options pursuant to 17
     C.F.R. ss. 230.457(h)(1).
(4) Represents the number of shares currently reserved for issuance underlying options which may be granted pursuant to the 1996 Stock Option Plan.
(5) Shares underlying options granted or to be granted pursuant to the 1996 Stock Option Plan were registered on the Form S-4 Registration Statement of Peoples Bancorp, Inc. (Registration No. 333-23029), originally filed with the Securities and Exchange Commission on March 10, 1997, as amended on April 17, 1997. The registration of these 311,650 shares is being carried forward to this Form S-8 Registration Statement. A filing fee of $1,275 was previously paid in connection with the registration of these shares. Accordingly, a fee of $132 has been transmitted in connection with this filing.

                      ------------------------------------

         This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. ss. 230.462.

PART I.

Items 1 and 2.  Plan Information and Registrant Information and Employee Plan
                Annual Information

         This Registration Statement relates to the registration of (i) options to purchase up to 311,650 shares Common Stock of Peoples Bancorp, Inc. (the "Company") pursuant to the 1996 Stock Option Plan; and (ii) 311,650 shares of Common Stock reserved for issuance and delivery upon the exercise of options under the 1996 Stock Option Plan. Documents containing the information required by Part I of the Registration Statement have been or will be sent or given to participants in the 1996 Stock Option Plan, as appropriate, as specified by Securities Act Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission" or "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 in reliance on Rule 428.

PART II.

Item 3.  Incorporation of Documents by Reference

         All documents filed by the Company pursuant to Sections 13(a) and (c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and be part hereof from the date of filing of such documents. Any statement contained in this Registration Statement, or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         The following document filed or to be filed with the Commission is incorporated by reference in this Registration Statement:

         (A) The description of the Common Stock contained in the Registration Statement on Form S-4 (Commission File No. 333-23029), originally filed by the Company's predecessor with the SEC under the Securities Act of 1933 on March 10, 1997, as amended on April 17, 1997.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         None.

Item 6.  Indemnification of Directors and Officers

         The Registrant's Charter defines areas for indemnity coverage, as follows:

         (a) Any person against whom any action is brought by reason of the fact that such person is or was a director or officer of the Registrant shall be indemnified by the Registrant for:

                  (i) Reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred by such person in connection with proceedings related to the defense or settlement of such action;

                  (ii) Any amount for which such person becomes liable by reason of any judgment in such action;

                  (iii) Reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred in any action to enforce his rights under this section if the person attains a final judgment in favor of such person in such enforcement action.

         (b) Indemnification provided for in subparagraph (a) shall be made to such officer or director only if the requirements of this subparagraph are met:

                  (i) The Registrant shall make the indemnification provided by subparagraph (a) in connection with any such action which results in a final judgment on the merits in favor of such officer or director.

                  (ii) The Registrant shall make the indemnification provided by subparagraph (a) in case of settlement of such action, final judgment against such director or officer or final judgment in favor of such director or officer other than on the merits except in relation to matters as to which he shall be adjudged to be liable for negligence or misconduct in the performance of his duty, only if a majority of the directors of the Registrant determines that such a director or officer was acting in good faith within what he was reasonably entitled to believe under the circumstances was the scope of his employment and authority and for a purpose which he was reasonably entitled to believe under the circumstances was in the best interest of the Registrant or its stockholders.

         (c) As used in Section (a) and (b):

                  (i) "Action" means any action, suit or other judicial or administrative proceeding, or threatened proceedings, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

                  (ii) "Court" includes, without limitation, any court to which or in which appeal or any proceeding for review is brought;

                  (iii) "Final Judgment" means a judgment, decree, or order which is appealable and as to which the period for appeal has expired and no appeal has been taken;

                  (iv) "Settlement" includes the entry of a judgment by consent or by confession or upon a plea of guilty or nolo contendere.

         The Registrant maintains a directors' and officers' liability policy with Fidelity and Deposit Company of Maryland. Such policy provides for an aggregate liability coverage of $10.0 million.


Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  List of Exhibits.

         The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

         4.1 Trenton Savings Bank FSB and Peoples Bancorp, M.H.C. 1996 Stock Option Plan (Incorporated by reference to Exhibit 10.3 of the Registrant's Registration Statement on Form S-4 (Registration No. 333-23029) originally filed with the SEC on March 10, 1997, as amended on April 17, 1997.

         5 Opinion of Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation as to the legality of the Common Stock registered hereby.

         23.1 Consent of Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation (contained in the opinion included as Exhibit 5).

         23.2     Consent of KPMG Peat Marwick LLP.

         99.1 Annual Report on Form 10-K of Trenton Savings Bank for the fiscal year ended December 31, 1996.

         99.2 Quarterly Report on Form 10-Q of Trenton Savings Bank for the fiscal quarter ended March 31, 1997.

Item 9.  Undertakings

         The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the Registration Statement not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the 1996 Stock Option Plan; and

         4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lawrenceville, State of New Jersey, on this 20th day of June, 1997.

                          Peoples Bancorp, Inc.


                          By: \s\ Wendell T. Breithaupt
                              ----------------------------------------------
                              Wendell T. Breithaupt, President and
                              Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the date indicated.


By:      \s\ Wendell T. Breithaupt                           By:   \s\ Robert Russo
         -------------------------------------                     -------------------------------------------
         Wendell T. Breithaupt, President and                      Robert Russo, Vice President and Treasurer
         Chief Executive Officer                                   (Chief Financial and Accounting Officer)
         (Principal Executive Officer)

Date:    June 20, 1997                                       Date: June 20, 1997


By:      \s\ John B. Sill, Jr.                               By:   \s\ Peter S. Longstreth
         -------------------------------------                     -------------------------------------------
         John B. Sill, Jr., Chairman                               Peter S. Longstreth, Director

Date:    June 20, 1997                                       Date: June 20, 1997


By:      \s\ George A. Pruitt                                By:   \s\ George W. Reinhard
         -------------------------------------                     -------------------------------------------
         George A. Pruitt, Director                                George W. Reinhard,  Director

Date:    June 20, 1997                                       Date: June 20, 1997


By:      \s\ Charles E. Stokes                               By:   \s\ Raymond E. Trainer
         -------------------------------------                     -------------------------------------------
         Charles E. Stokes, Director                               Raymond E. Trainer, Director

Date:    June 20, 1997                                       Date: June 20, 1997


By:      \s\ Miles W. Truesdell, Jr.
         -------------------------------------
         Miles W. Truesdell, Jr., Director

Date:    June 20, 1997

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the Committee which administers the 1996 Stock Option Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lawrenceville, State of New Jersey, on this 20th day of June, 1997.

                                          Trenton Savings Bank FSB and
                                          Peoples Bancorp, M.H.C. 1996 Stock
                                          Option Plan



                                          \s\ Wendell T. Breithaupt
                                          -------------------------------------
                                          Wendell T. Breithaupt, President and
                                          Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit Number                      Description
--------------                      -----------
     5 Opinion of Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation as to the legality of the Common Stock registered hereby.

     23.1              Consent of Luse Lehman Gorman Pomerenk & Schick,
                       A Professional Corporation (contained in the opinion included as Exhibit 5)

     23.2              Consent of KPMG Peat Marwick LLP.

     99.1 Annual Report on Form 10-K of Trenton Savings Bank for the fiscal year ended December 31, 1996.

     99.2 Quarterly Report on Form 10-Q of Trenton Savings Bank for the fiscal quarter ended March 31, 1997.